CONSULTANT COMPENSATION
                           AGREEMENT NO. 2


     THIS CONSULTANT COMPENSATION AGREEMENT (the "Plan") is made this 1st day of December, 2000, among Alphatrade.com, a Nevada corporation ("Alphatrade"); and the following individuals who have executed and delivered this Plan by the execution and delivery of the Counterpart Signature Pages which are designated as Exhibits "A" and "B" hereof: William Pinkney and Katharine Johnston (collectively, the "Consultants").

     WHEREAS, the Board of Directors of Alphatrade has adopted a written compensation agreement for compensation of two individual Consultants who are natural persons; and

     WHEREAS, Alphatrade has engaged the Consultants to provide services at the request of and subject to the satisfaction of its Management; and

     WHEREAS, the Consultants have provided services at the request and subject to the approval of the Management of Alphatrade; and

     WHEREAS, a general description of the nature of the services performed and to be performed by the Consultants and the maximum value of such services under this Plan are listed in the Counterpart Signature Pages and exhibits thereto; and

     WHEREAS, Alphatrade and the Consultants intend that this Plan and the services performed hereunder shall be made, requested and performed in such a manner in this Plan shall be a "written compensation agreement" as defined in Rule 405 of the Securities and Exchange Commission ("Commission") pursuant to which Alphatrade may issue "freely tradeable" shares (except as may be limited by "affiliate" status) of its common stock as payment for services rendered pursuant to an S-8 Registration Statement to be filed with the Commission by Alphatrade;

     NOW, THEREFORE, in consideration of the mutual covenants and promises obtained herein, it is agreed:

                               Section 1
                           Compensation Plan

1.1  Employment

Alphatrade hereby employs the Consultants and the Consultants hereby accept such employment, and have and will perform the services requested by management of Alphatrade to its satisfaction during the term hereof. The services performed by the Consultants hereunder have been and will be personally rendered by the Consultants, and no one acting for or on behalf of the Consultants, except those persons normally employed by the consultants in rendering services to others, such as secretaries, bookkeepers and the like.

1.2  Independent Contractors

Regardless of the Consultants' status as "employees" under Rule 405 of the Commission, all services rendered by the Consultants hereunder have been rendered as independent contractors, and the Consultants shall be liable for any FICA taxes, withholding or other similar taxes or charges, and the Consultants shall indemnify and hold Alphatrade harmless therefrom; it is understood and agreed that the value of all such items has been taken into account by the Consultants in computing the billable rate for the services the Consultants have rendered and agreed to render to Alphatrade.

1.3  Term

All services performed at the request of Alphatrade by the Consultants shall have been performed within 120 days from the date hereof, at which time this Plan may be extended for an additional 120-day period by written agreement of Alphatrade and any of the Consultants.

1.4  Payment

Alphatrade and the Consultants agree that Alphatrade shall pay the invoices of the Consultants for the services performed under this plan by the issuance of shares of its common stock at a price per share that is equal to the amount of the maximum value of the services to be rendered by each Consultant as indicated on the appropriate counterpart signature page hereof, divided by the amount of the maximum number of shares to be issued to such Consultant as set forth therein; provided, however, such shares of common stock shall be issued pursuant to and shall be subject to the filing and effectiveness of a Registration Statement on Form S-8 covering such shares with the Commission.

1.5  Invoices for Services

On the completion of rendering the services performed by the Consultants hereunder, each of the Consultants shall provide Alphatrade with a written invoice detailing the services duly performed. Such invoice shall be paid by Alphatrade in accordance with Section 1.4 above, subject to the satisfaction of the Management of Alphatrade that the services have been performed, and to the extent performed, that the performance was in a satisfactory manner. The submission of an invoice for the services performed by each of the Consultants shall be deemed to be a subscription by the respective Consultants to purchase shares of common stock of Alphatrade at the price outlined in Section 1.4 above, subject only to the filing and effectiveness of a Registration Statement on Form S-8 covering such shares with the Commission.

1.6  Common Stock Price

To the extent deemed required or necessary and for all purposes of this Plan, the Consultants shall have an "option" covering such shares of common stock at the per share price set forth in paragraph 1.4 above during the term hereof; the Consultants assume the risk of any decrease in the per share price or value of the shares of common stock of Alphatrade that may be issued by Alphatrade for services performed by the Consultants hereunder; and the Consultants agree that any such decrease shall in no way affect the rights, obligations or duties of the Consultants hereunder.

1.7  Limitation on Services

None of the services rendered by the Consultants and paid for by the issuance of shares of common stock of Alphatrade shall be services related to any "capital raising" transaction.

1.8  Delivery of Shares

On submission of an invoice for services actually performed by the respective Consultants, and duly verified to the satisfaction of Alphatrade, and subject to the filing and effectiveness of a Registration Statement on Form S-8 of the Commission covering such shares, one or more stock certificates representing such shares shall be delivered to the respective Consultants at the addresses listed on the Counterpart Signature Pages, unless another address shall be provided to Alphatrade in writing prior to the issuance of such shares.

1.9  Adjustments in the Number of Shares of Common Stock and Price Per Share

AlphaTrade and the Consultants agree that the share price of shares of common stock that may be issued by AlphaTrade to the Consultants for services performed under this Plan has been arbitrarily set by AlphaTrade; however, in the event AlphaTrade shall undergo a merger, consolidation, reorganization, or recapitalization, declare a stock dividend of its shares of common stock or cause to be implemented a forward or reverse stock split which affects the present number of issued and outstanding shares of common stock of AlphaTrade prior to the issuance of shares to the Consultants, that the per share price and the number of shares issuable to the Consultants for services actually rendered hereunder after such event shall be appropriately adjusted to reflect any such event.

1.10 Effective Date

The Effective Date of the Plan for each of the Consultants shall be the date set forth on the respective Counterpart Signature Pages.

                              Section 2
             Representations and Warranties of Alphatrade

     AlphaTrade represents and warrants to, and covenants with the Consultants as follows:

2.1  Corporate Status

AlphaTrade is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

2.2  Compensation Plan

The board of Directors of AlphaTrade has duly adopted a Compensation Plan as defined in Rule 405 of the Commission pursuant to which AlphaTrade may issue "freely tradeable" shares of its common stock as payment for services rendered, subject to the filing and effectiveness of an S-8 Registration Statement to be filed with the Commission by AlphaTrade.

2.3  Registration Statement on Form S-8

AlphaTrade shall engage the services of a competent professional to prepare and file a Registration Statement on Form S-8 with the Commission to cover the shares of common stock to be issued under the Plan; shall cooperate with such professional in every manner whatsoever to the extent reasonably required or necessary so that such Registration Statement shall be competently prepared, which Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and which Registration Statement shall become effective immediately upon its filing; such Registration Statement shall be prepared at the sole cost and expense of AlphaTrade; and AlphaTrade will provide to the Consultants prior to the issuance and delivery of any such shares of common stock a copy of such Registration Statement, the Compensation Plan adopted by its Board of Directors, all quarterly, annual or current reports or other documents incorporated by reference into such Registration Statement an any other similar reports filed or publicly disseminated following the effective day of any such Registration Statement.

2.4  Federal and State Securities Laws, Rules and Regulations

AlphaTrade shall fully comply with any and all Federal or State Securities, Laws, Rules and Regulations governing the issuance of any such shares of common stock.

2.5  Limitation on Services

Alphatrade shall not request the Consultants to perform any services in connection with any "capital raising" transaction under this Plan.

2.6  Reports with the Commission

Alphatrade is required to file reports with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and Alphatrade has or will file with the Commission all reports required to be filed by it forthwith, and shall continue to file such reports with the Commission so long as required, but for a period of not less than one year; and such reports are or will be true and correct in every material respect.

2.7  Corporate Authority and Due Authorization

Alphatrade has a full corporate power and authority to enter in this Plan to carry out its obligations hereunder. Execution of this Plan and performance by Alphatrade hereunder have been duly authorized by all requisite corporate action on the part of Alphatrade, and this Plan constitutes a valid and binding obligation of Alphatrade and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of Alphatrade.

                              Section 3
        Representations and Warranties of the Consultants

     Each of the Consultants represents and warrants to, and covenants with Alphatrade as follows:

3.1  Employment

Each of the Consultants hereby accepts employment by Alphatrade for the services performed pursuant to this Agreement. The services performed by the Consultants hereunder have been personally rendered by the Consultants, and no one acting for or on behalf of the Consultants.

3.2  Accredited Investors

Each of the Consultants represents and warrants that, by reason of income, net assets, education, background and business acumen, the Consultants have the experience and knowledge to evaluate the risks and merits attendant to an investment in shares of common stock of Alphatrade, either singly or through the aid and assistance of a competent professional, and are fully capable of bearing the economic risk of loss of the total investment of services; further, they are "accredited investors" as the term is defined under the 1933 Act or the rules and regulations promulgated thereunder.

3.3  Suitability of Investment

Prior to the execution of this Plan, each of the Consultants shall have provided the services outlined in the respective Counterpart Signature Pages to Alphatrade, and the Consultants, singly, or through the advice of a competent professional fully believe that an investment in shares of common stock of Alphatrade is a suitable investment for the Consultants.

3.4  Limitation on Services

None of the services rendered by the Consultants and paid for by the issuance of shares of common stock of Alphatrade is a suitable investment for the Consultants.

3.5  Authority and Authorization

Each of the Consultants has full power and authority to enter into this Plan and carry out the obligations hereunder. Execution of this Plan and performance by the Consultants hereunder constitutes a valid and binding obligation of the Consultants and performance hereunder will not violate any other agreement to which any of the Consultants is a party.

                                   Section 4
                                   Indemnity

     AlphaTrade and the Consultants agree to indemnify and hold the other harmless for any loss or damage resulting from any misstatement of a material fact or omission to state a material fact by the other contained herein or contained in the S-8 Registration Statement of Alphatrade to be filed hereunder, to the extent that any misstatement or omission contained in the Registration Statement was based upon information supplied by the other.

                                    Section 5
                                   Termination

     Prior to the performance of services hereunder, this Plan may be terminated

      (1) by mutual consent of Alphatrade and the respective Consultants in writing;

      (2) by either the Directors of Alphatrade or the respective Consultants if there has been a material misrepresentation or material breach of any warranty or covenant by the other party; and

      (3) shall automatically terminate at the expiration of the term hereof, provided, however, all representations and warranties shall survive the termination hereof; provided, further, however, that any obligation of Alphatrade to pay for any services actually rendered by the Consultants hereunder shall survive any such termination.

                                Section 6
                           General Provisions

6.1    Further Assurances

At any time, and from time to time, after the execution hereof, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to carry out the intent and purposes of this Plan.

6.2    Notices

All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

          If to Alphatrade:   Suite 400, 1111 West Georgia Street
                              Vancouver, British Columbia, Canada V6E 4M3
          If to Consultants:  the addresses listed on the Counterpart
                              Signature Pages

6.3  Entire Agreement

This Plan constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representations, or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

6.4    Headings

The section and subsection headings in this Plan are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Plan.

6.5    Governing Law

This Plan shall be governed by and construed and enforced in accordance with the Laws of the State of Nevada, except to the extent pre-empted by Federal Law, in which event (and to that extent only, Federal Law shall govern).

6.6    Assignment

Neither Alphatrade nor the Consultants can assign any rights, duties or obligations under this Plan, and in the event of any such assignment, such assignment shall be deemed null and void.

6.7    Counterparts

This Plan may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Plan effective the day and year first above written.

AlphaTrade.com


By /s/ Penny Perfect
   -----------------
   Penny Perfect, President/Director

                                 EXHIBIT  'A'


                    CONSULTANT COMPENSATION AGREEMENT NO. 2

                           COUNTERPART SIGNATURE PAGE


     This Counterpart Signature Page for that certain Consultant Compensation Agreement No. 2 between Alphatrade.com, Inc. and the undersigned Consultant is executed as of the date set forth herein below.



  Consultant:              William Pinkney
                      1517 Greenstone Court
                      Coquitlam, B.C.  Canada  V3E 2W2

                      /s/ William Pinkney
                              -------------------
                      (Signature)


  Date:     December 26, 2000



                                     Number of Shares and
                                     Maximum Value of Services
  General Description of Services         to be performed

  Introducing company to Latin American
  Markets.                                     750,000 shares
                                               $75,000

                                 EXHIBIT A-1

                       [Letterhead of William Pinkney]

December 14, 2000

Branden T. Burningham
Attorney at Law
455 East Fifth South, Suite 205
Salt Lake City, Utah 84111


Dear Mr. Burningham:

I have read your Memorandum with respect to the types of consulting services that are acceptable to be compensated in S8 registered stock.

I will not be rendering any services to AlphaTrade that deal with the Company's securities. These shares are for my fees and will not be issued to anyone but myself.

I will not be involved in any capital raising activities.

My services will be entirely related to marketing the E-Gate suite of financial tools in Central and Latin America.

I trust that this is the information requested.

Yours very truly,

/s/ William Pinkney

WILLIAM PINKNEY

                                 EXHIBIT  'B'

                 CONSULTANT COMPENSATION AGREEMENT NO. 2

                          COUNTERPART SIGNATURE PAGE


     This Counterpart Signature Page for that certain Consultant Compensation Agreement No. 2 between Alphatrade.com, Inc. and the undersigned Consultant is executed as of the date set forth herein below.



  Consultant:              Katharine Johnston
                      AlphaTrade.com
                      Suite 400, 1111 West Georgia Street
                      Vancouver, British Columbia, Canada V6E 4M3

                              /s/ Katharine Johnston
                              ----------------------
                      (Signature)


  Date:     December 26, 2000



                                     Number of Shares and
                                     Maximum Value of Services
  General Description of Services         to be performed

  Services in the administration, legal
  and accounting departments                   400,000 shares

                                                  $40,000

                              EXHIBIT B-1


                    [Letterhead of Katharine Johnston]


January 3, 2001


Branden T. Burningham
Attorney at Law
455 East Fifth South, Suite 205
Salt Lake City, Utah 84111

Dear Mr. Burningham:

I have read your Memorandum with respect to the types of consulting services that are acceptable to be compensated in S8 registered stock.

I will not be rendering any services to AlphaTrade that deal with the Company's securities. These shares are for my fees and will not be issued to anyone but myself.

I will not be involved in any capital raising activities.

I trust that this is the information requested.

Yours very truly,

/s/ Katharine Johnston

KATHARINE JOHNSTON